Exhibit 10.6

BOARD OF DIRECTORS CASH COMPENSATION

Effective June 1, 2007 the annual cash retainers for non-employee directors are as follows:

Each member of the Board	$45,000

Additional retainers:

Chairman of the Board	$20,000 (plus $50,000 for period from June 2007 through November 2007)
Chairman of Committees:
Audit	$20,000
Compensation	$10,000
Nominating and Corp. Gov.	$ 6,000
Strategic Planning	$ 4,000

Other Committee Members:
Audit	$10,000
Compensation	$ 5,000
Nominating and Corp. Gov.	$ 3,000
Strategic Planning	$ 2,000